Exhibit 107

Calculation of Filing Fee Tables

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FORM S-3

(Form Type)

DZS INC.

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(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common stock, par value $0.001 per share	Rule 457(o)	(1)	—	$150,000,000 (2)	$92.70	$13,905.00(3)
	Equity	Common stock, par value $0.001 per share	Rule 457(o)	10,093,015	$14.09(4)	$142,210,581	$92.70	$13,182.92(5)
Carry Forward Securities
Carry Forward Securities	Equity	Common stock, par value $0.001 per share	Rule 415(a)(6)	$39,599,991(3)		$39,599,991			S-3	333-230476	April 11, 2019	$4,799.52 (3)
	Total Offering Amounts					$292,210,581		$27,087.92
	Total Fees Previously Paid							$4,799.52
	Total Fee Offsets							$11,603.34
	Net Fee Due							$10,685.06

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims		—	—	—		—
Fee Offset Sources	—	—	—		—						—
Rule 457(p)
Fee Offset Claims	DZS Inc.	S-3	333-230476	March 22, 2019	n/a	$11,603.34(5)	Equity	Common stock, par value $0.001 per share	9,493,015	$95,737,056.28
Fee Offset Sources	DZS Inc.	S-3	333-230476	n/a	March 22, 2019						$11,603.34(5)

(1)	With respect to the primary offering, the registrant is registering an indeterminate number of shares of common stock as may be issued from time to time at indeterminate prices.
(2)

Estimated solely for the purpose of calculating the registration fee. With respect to the primary offering, the proposed maximum offering price per share of common stock will be determined from time to time by the registrant pursuant to General Instruction II.D. of Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), and has been estimated solely for the purpose of calculating the registration fee. The aggregate maximum offering price of all shares of common stock issued pursuant to this registration statement in the primary offering will not exceed $150,000,000.

(3)

On March 22, 2019, the registrant filed a registration statement on Form S-3 (File No. 333-230476), which was declared effective on April 11, 2019 (the “Prior Registration Statement”), registering the issuance of an indeterminate number of common stock of the registrant in a primary offering with an aggregate offering price not to exceed $150,000,000, of which $39,599,991 of such shares remain unsold (the “Unsold Primary Shares”).  Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement include the Unsold Primary Shares, and the registrant is applying the $4,799.52 previously paid filing fee associated with such Unsold Primary Shares to this registration statement. Accordingly, the filing fee transmitted herewith with respect to the primary offering is $9,105.48. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of Unsold Primary Shares under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.  With respect to the primary offering, the registration fee has been calculated in accordance with Rule 457(o) under the Securities Act.

(4)

Pursuant to Rule 457(c) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share is the average of the high and low prices reported for the registrant’s common stock quoted on the Nasdaq Capital Market on February 7, 2022.

(5)

The Prior Registration Statement registered 9,493,015 shares of common stock of the registrant in a secondary offering with an aggregate offering price not to exceed $95,737,056.28, all of which remain unsold (the “Unsold Secondary Shares”).  Pursuant to Rule 457(p) under the Securities Act, the registrant hereby applies the $11,603.34 registration fee previously paid in connection with the Prior Registration Statement with respect to the Unsold Secondary Shares to offset the registration fees that are payable in connection with the registration of the shares of the registrant’s common stock for resale by the selling stockholder named herein. Accordingly, the filing fee transmitted herewith with respect to the secondary offering is $1,579.58.

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